Exhibit 3.5

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “BAKKEN HUNTER, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-SEVENTH DAY OF SEPTEMBER, A.D. 2010, AT 11:39 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “MHR ACQUISITION COMPANY III, LLC” TO “BAKKEN HUNTER, LLC”, FILED THE FIFTH DAY OF APRIL, A.D. 2012, AT 4:04 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “BAKKEN HUNTER, LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
4877001 8100H	AUTHENTICATION: 9560091

120534595	DATE: 05-09-12
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:39 AM 09/27/2010
FILED 11:39 AM 09/27/2010
SRV 100942775 - 4877001 FILE

CERTIFICATE OF FORMATION

OF

MHR ACQUISITION COMPANY III, LLC

THE UNDERSIGNED, an authorized person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

1.                                      The name of the limited liability company is MIIR Acquisition Company III, LLC (the “Company”).

2.                                      The address of the registered office and the name of the registered agent of the Company for service of process at such address, as required to be maintained by § 18-104 of the Delaware Limited Liability Company Act, are as follows:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, New Castle County, Delaware 19808

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 27th day of September, 2010.

/s/ Paul Johnston
Paul Johnston, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:30 PM 04/05/2012
FILED 04:04 PM 04/05/2012
SRV 120401647 - 4877001 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

MHR ACQUISITION COMPANY III, LLC

This Certificate of Amendment of MHR Acquisition Company III, LLC a Delaware limited liability company (the “Company”), is being duly executed and filed by the undersigned authorized person to amend the Certificate of Formation of the Company pursuant to Section 18-202 of the Delaware Limited Liability Company Act, as amended.

1.                                      The name of the limited liability company is “MHR Acquisition Company III, LLC.”

2.                                      Article 1 of the Certificate of Formation of the Company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is Bakken Hunter, LLC (the “Company”).”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of this 5th day of April, 2012.

By:	/s/ Ronald D. Ormand
Name:	Ronald D. Ormand
Title:	Authorized Person